Exhibit (8)(d)

AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT is made as of this 14th day of November, 2011, by and among Delaware VIP Trust, Delaware Management Company, Delaware Distributors, L.P. and Great-West Life & Annuity Insurance Company (“Great-West”) ( collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into to a Fund Participation Agreement dated April 20, 2001, as amended, (the “Agreement”); and

WHEREAS, the Parties desire to add additional Great-West separate accounts to the Agreement; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

WHEREAS, the Parties to the Agreement desire to add additional portfolio investment options to the Account; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule B of the Agreement and replacing it with the Schedule B attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	The first paragraph of the Agreement is deleted in its entirety and replaced with the following:

“THIS AGREEMENT, made and entered into as of this 20th day of April, 2001 by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter “GWL&A”), a Colorado life insurance company, on its own behalf and on behalf of its separate accounts described in Schedule A (the “Account(s)”); DELAWARE

VIP TRUST, a business trust organized under the laws of Delaware on behalf of the series included on Schedule B hereto (“Fund”); DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust (“Adviser”), a business trust organized under the laws of Delaware; and DELAWARE DISTRIBUTORS, L.P. a limited partnership organized under the laws of Delaware (“Distributor”) (collectively, the “Parties”).

2.	Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto; and

3.	Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached hereto; and

4.	All other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 14th day of November, 2011.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker
Name: Ron Laeyendecker
Title: Senior Vice-President
Date: 11/9/11

DELAWARE VIP TRUST,
By its authorized officer,

By:	/s/ Patrick Coyne
Name: Patrick P. Coyne
Title: President
Date: November 14, 2011

DELAWARE MANAGEMENT COMPANY

By its authorized officer,

By:	/s/ Patrick Coyne
Name: Patrick P. Coyne
Title: President
Date: November 14, 2011

DELAWARE DISTRIBUTORS, L.P.
By its authorized officer,

By:	/s/ Patrick Coyne
Name: Patrick P. Coyne
Title: President
Date: November 14, 2011

SCHEDULE A

Separate Accounts

Name of Separate Accounts

Great-West Life & Annuity Insurance Company Accounts:

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

SCHEDULE B

Authorized Funds

Delaware VIP® Diversified Income Series	Standard Class and/or Service Class

Delaware VIP® Emerging Market Series	Standard Class and/or Service Class

Delaware VIP® High Yield Series	Standard Class and/or Service Class

Delaware VIP® International Value Equity Series	Standard Class and/or Service Class

Delaware VIP® Limited-Term Diversified Income Series	Standard Class and/or Service Class

Delaware VIP® REIT Series	Standard Class and/or Service Class

Delaware VIP® Small Cap Value Series	Standard Class and/or Service Class

Delaware VIP® Smid Cap Growth Series	Standard Class and/or Service Class

Delaware VIP® U.S. Growth Series	Standard Class and/or Service Class

Delaware VIP® Value Series	Standard Class and/or Service Class